UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2003

Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

2346 Success Drive, Odessa, Florida	33556

(Address of Principal Executive Offices)	(Zip Code)

(727) 372-3939

(Registrant’s telephone number, including area code)

N/A

(Former name, address and telephone number)

Item 5. Other Events and Regulation FD Disclosure

On September 30, 2003 Global Energy Group, Inc. announced a series of management changes. The Company appointed Carlos Coe to the Board of Directors, and named him as President. Joseph H. Richardson announced his resignation from his position as a Director. Mr. Peter Toomey announced his resignation from the positions of Executive Vice President, Chief Financial Officer, Secretary and Treasurer; Mr. Toomey will remain on the Board as a Director. The Company also announced that it had recently procured new loans totaling $155,000, and that it had issued to the lender warrants to purchase 1.24 million shares of its common stock. The Company also announced a new distribution arrangement.

Item 7. Financial Statements and Exhibits

(c) Exhibits

     99.1 – Press release issued by Global Energy Group, Inc. on September 30, 2003.

Item 9. Regulation FD Disclosure

          On September 30, 2003, Global Energy Group, Inc. issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference. The press release also is available through the Company’s website at www.gegsolutions.com. The information in this Item 9, including the referenced exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.

/s/ Carlos Coe Carlos Coe, President

Date: September 25, 2003